EXHIBIT 23.1


    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125099) pertaining to the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings
Plan of our report dated June 22, 2009, with respect to the financial statements and supplemental schedule of the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.


/s/  Hancock Askew & Company LLP

Savannah, Georgia
June 22, 2009